Exhibit 99.2
News Release

Greg Manning Auctions Acquires A-Mark Precious Metals; Largest Private Precious Metals Dealer in North America and Key Authorized Purchaser For U.S. Mint Adds Approximately $2.5 Billion in Annual Revenue

WEST CALDWELL, N.J.--(BUSINESS WIRE)--July 18, 2005--Greg Manning Auctions, Inc. (Nasdaq: GMAI) announced today it has acquired the outstanding shares of A-Mark Precious Metals, Inc. (APM), one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace. Sales for APM's 2005 fiscal year ending July 31, 2005 are projected to be approximately $2.5 billion, with pre-tax income for the same period estimated at $2.0 million.

APM is a full service precious metals trading company offering a wide array of products and services on a global basis. As one of only six U.S. Mint authorized purchasers of gold, silver and platinum Eagle coinage in the world, A-Mark sources these products directly from the U.S. Mint to A-Mark's wholesale clientele. In addition to the U.S. Mint, APM also has distributorships with other countries' mints, including Canada, Australia and China. Clients of APM include coin dealers, banks, financial institutions, jewelers, collectors, investors, manufacturers, as well as other mints and mines.

Greg Manning, First Vice Chairman, CEO and President of GMAI, stated, " The acquisition of A-Mark positions our company as one of the largest rare coin and precious metals dealers in the country. Our wide range of product and services, including wholesale, live auctions, Internet auctions and retail, makes us the premier one-stop-shop in the coin industry. Combined with APM purchasing coins directly from the U.S. and other world mints, GMAI has an enhanced and diversified customer base with the resources and financial strength necessary for long-term success."

"Clearly, this acquisition will have a profound impact on the overall size and scope of our company, particularly our coin division - Spectrum Numismatics," Manning added. "We expect GMAI's aggregate sales to increase from a forecasted $300 million in fiscal 2005 to $2.8 billion in fiscal 2006."

The acquisition, which closed July 15, was an all-cash deal totaling approximately $20 million. GMAI and Afinsa Bienes Tangibles, S.A. of Madrid, its majority shareholder, were partners on the transaction, with GMAI acquiring 80% of the outstanding common stock of APM and Afinsa acquiring the remaining 20% interest through a wholly owned subsidiary. A-Mark will maintain its existing $50 million syndicated line of credit, thus providing a seamless transition of financing under GMAI, and will fall under the management of GMAI's Spectrum Numismatics.

Greg Roberts, CEO of Spectrum and new Chairman and CEO of A-Mark, stated, "This acquisition will have a significant impact on our coin division by way of incremental top-line growth with the ability to expand APM's profits through the additional sales venues that Spectrum can provide. Currently, APM buys and distributes over 50% of the gold minted each year by the U.S. Mint; penetration in this new field opens up many possibilities for Spectrum to market new products on behalf of its clients." Roberts continued, "We are confident APM will immediately benefit GMAI's current fiscal year and beyond. In addition, we believe that APM's $50 million line of credit strengthens our financial position as we move forward with our growth plan."

Steven C. Markoff, former Chairman and CEO as well as founder of APM, stated, "Based on the strong relationships I have built with Greg Manning and Greg Roberts over the years, in addition to their leading industry reputations, Greg Manning Auctions was a strategic fit when the decision was
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made to sell APM. Spectrum's intimate knowledge of the numismatic and bullion marketplace, combined with our existing client base, provides a number of synergies that can be realized almost immediately. While it is difficult to sell a company that I have founded and chaired for more than 40 years, I am confident the resources available at GMAI will only enhance A-Mark and enable it to achieve even greater success in the future."

Mr. Markoff has agreed to remain with the company on a consultative basis. Mr. Markoff will also continue as director and minority owner of Goldline International, Inc., one of the largest retail sellers of rare coins to the investing public and longstanding customer of A-Mark and Spectrum.

Esteban Perez, Chairman of GMAI, commented, "A-Mark Precious Metals has set the world class standard in the coin industry for customer service and attention to detail critical in a business of this magnitude. This acquisition, combined with our existing 17 operating businesses, solidifies our position as a leading vertically integrated company serving the distribution, wholesale and retail collectibles market. We continue to demonstrate our ability to strengthen our competitive position and expand our global reach through the integration of strategic acquisitions, and drive future performance."

Juan Antonio Cano, Chairman of Afinsa, stated, "On numerous occasions I have stated that the position of 'Grupo Afinsa' as the majority shareholder in GMAI is in keeping with our long-term vision to assist in building a global collectibles company setting the highest standards in every area of collectibles that the company enters. This has been our vision since the founding of Afinsa 25 years ago. With the acquisition of A-Mark, GMAI clearly has become a world leader in the collectibles field serving a broad, worldwide range of collectors, investors and professional dealers.

"We consider the purchase of A-Mark with Afinsa participating as a minority financial partner benefits all shareholders by way of an all-cash transaction that avoids any dilution of GMAI shares. This template may be used in future acquisitions and will allow GMAI to consider the acquisition of other important companies. We are committed to GMAI's vertical growth strategy and the company's worldwide expansion through synergistic acquisitions," Cano concluded.

About Greg Manning Auctions, Inc.

Greg Manning Auctions, Inc. is a global collectibles merchant and auction house network, with operations in North America, Europe and Asia, and on the Internet. This network was created in September 2003 when GMAI and Auctentia, S.L. effectively integrated their auction businesses, creating a GMAI-AUCTENTIA global collectibles auction network.

In North America, GMAI is a leading traditional and e-commerce - Internet, interactive telephone, Internet and live simulcast - auctioneer and merchant/dealer of collectibles. Coins, stamps and sports cards are offered at www.gregmanning.com and www.teletrade.com. Its operations include the Greg Manning Auctions division, Ivy & Manning Philatelic Auctions, H.R. Harmer of New York, Greg Manning Galleries, Spectrum Numismatics, Teletrade, Nutmeg Stamp Sales, John Bull Auctions, Ltd. in Hong Kong, Superior Sports Auctions, Bowers & Merena Auctions, North American Certified Trading and Kingswood Coin Auctions.

In Europe, the leading auction houses affiliated with the network are Auctentia Subastas of Madrid, Spain (operating under the name "Afinsa Auctions"); Corinphila Auktionen of Zurich, Switzerland (65% owned by GMAI); and the Koehler group of auction companies of Berlin (66.67% owned by GMAI) and Wiesbaden, Germany.

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GMAI also owns GMAI Auctentia Central de Compras (CdC) of Madrid, Spain, which is engaged in the sale, marketing and production of owned and third-party collectibles, with an emphasis on specialized philatelic material.

Both GMAI and CdC currently act as exclusive supplier of collectibles - primarily stamps and coins - on a worldwide basis to Afinsa Bienes Tangible, S.A. of Madrid, Spain, one of the world leaders in marketing tangible investment products, and GMAI's majority shareholder.

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in GMAI's filings with the Securities and Exchange Commission, including GMAI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that GMAI has filed with the Commission. In particular, any statement related to GMAI's expected revenues or earnings or GMAI's being well positioned for future profitability and growth are forward-looking statements. The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. GMAI undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

    CONTACT: Greg Manning Auctions, Inc., West Caldwell
             800-221-0243 or 973-882-0004
             Fax: 973-882-3499
             www.gregmanning.com
             info@gregmanning.com
             or
             Investors:
             KCSA Worldwide
             Jeffrey Goldberger or Michael Cimini
             212-896-1249 or 212-896-1233
             jgoldberger@kcsa.com or mcimini@kcsa.com

    SOURCE: Greg Manning Auctions, Inc.